Exhibit 99.1

CARDIOVASCULAR SYSTEMS REPORTS FISCAL 2014

SECOND-QUARTER FINANCIAL RESULTS

Conference Call Scheduled for Today, January 29, 2014, at 3:45 PM CT (4:45 PM ET)

•	Revenues rose 28 percent for both the second quarter and first half of fiscal 2014

•	Successful controlled launch of Diamondback 360® Coronary Orbital Atherectomy System is progressing

•	Over 50 physicians in 17 institutions have performed over 200 procedures to date

•	Company raised $84.4 million in follow-on stock offering

St. Paul, Minn., January 29, 2014 – Cardiovascular Systems, Inc. (CSI) (NASDAQ: CSII), a medical device company developing and commercializing innovative interventional treatment systems for vascular and coronary disease, today reported financial results for its fiscal second quarter ended December 31, 2013.

CSI’s second-quarter revenues rose to $32.3 million, a 28 percent gain from $25.3 million in the second quarter of fiscal 2013. Customer reorder revenues remained strong at 96 percent of total revenue.

CSI’s fiscal 2014 second-quarter net loss was $(8.7) million, or $(0.32) per common share, compared to a net loss of $(5.8) million, or $(0.28) per common share, in the fiscal 2013 second quarter. Adjusted EBITDA for the quarter was a loss of $(4.6) million, compared to a loss of $(3.2) million a year ago. Losses increased from the prior year primarily due to planned investments, including approximately $7.5 million of expenses related to coronary approval and market launch initiatives. Net loss also includes approximately $0.7 million of charges related to conversions and repayment of debt. The company’s second-quarter gross profit margin was over 77 percent, slightly higher than the prior-year quarter.

In the first six months of fiscal 2014, revenues increased to $62.1 million, up 28 percent from the fiscal 2013 six-month period. Gross margin was comparable to the prior-year period at 77 percent, while operating expenses rose 30 percent, primarily due to planned investments, including approximately $13.5 million for coronary approval and market launch initiatives. Adjusted EBITDA loss increased by $(2.4) million to $(8.9) million, while the net loss totaled $(16.0) million, or $(0.61) per common share, compared to $(11.0) million, or $(0.53) per common share, in fiscal 2013. Net loss includes approximately $0.9 million of charges related to valuation changes of a conversion asset, and conversions and repayment of debt.

David L. Martin, CSI president and chief executive officer, said, “We continue to drive success in the peripheral arterial disease, or PAD, market with our easy-to-use technology that consistently provides a safe and effective solution to treat arterial calcium throughout the leg, including the small vessels below the knee. Calcium is present in approximately 65 percent of all PAD arteries treated and in nearly 80 percent of the small arteries treated below the knee. Continued physician adoption of our Stealth 360® PAD treatment system was the primary driver of revenue growth in the second quarter.”

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Cardiovascular Systems, Inc.

January 29, 2014

Coronary Approval and Launch

On October 22, 2013, CSI received FDA approval to treat severely calcified coronary arteries with its Diamondback 360® Coronary Orbital Atherectomy System (OAS). Immediately following approval, CSI initiated a controlled commercial launch with a dedicated team of coronary sales specialists, focused on a select number of top medical institutions in the United States. The controlled launch strategy is expected to continue for several quarters, with broader launch activities occurring in fiscal 2015. To date, over 50 physicians in 17 institutions have treated over 200 patients using CSI’s unique OAS technology.

According to Martin, “The approval of our OAS to treat severely calcified coronary arteries was a watershed event for CSI. Our technology is the first and only device specifically approved to treat this complex disease state—thereby fueling adoption and usage by prominent physicians across the country. As we continue our rollout, we expect to see the list of prominent hospitals and physicians continue to expand.

“Significant arterial calcium is present in nearly 40 percent of patients undergoing a percutaneous coronary intervention, and it contributes to poor outcomes and higher treatment costs in coronary interventions when other traditional therapies are used—including a substantially higher occurrence of death and major adverse cardiac events. The Diamondback 360 Coronary OAS, used as vessel preparation for proper stent apposition, addresses a previously unmet need in this difficult-to-treat patient population, which is estimated to be a $1.5 billion market opportunity for CSI.”

Follow-on Offering

In November 2013, CSI raised approximately $84.4 million in a public offering of common stock. Proceeds will be used primarily to fund growth investments including coronary launch initiatives, clinical studies, product portfolio expansion, education programs and international expansion.

Said Martin, “With nearly $147 million of cash on hand, we now have the funds necessary to aggressively pursue our attractive expansion opportunities and implement our current growth strategy.”

Fiscal 2014 Third-Quarter Outlook

For the fiscal 2014 third quarter ending March 31, 2014, CSI anticipates:

•	Revenue growth of 25 percent to 30 percent over the third quarter of fiscal 2013, to a range of $33.0 million to $34.5 million;

•	Gross profit as a percentage of revenues similar to the second quarter of fiscal 2014;

•	Operating expenses approximately 10 percent higher than the second quarter of fiscal 2014, primarily for additional coronary investments and progression of clinical studies and product development;

•	Interest and other expense of approximately $(100,000); and

•	Net loss in the range of $(9.2) million to $(10.1) million, or loss per common share ranging from $(0.31) to $(0.34), assuming 30.3 million average shares outstanding.

Concluded Martin, “We remain steadfast with our fiscal 2014 focus: successfully launching our coronary system—making growth investments as appropriate—and driving further PAD adoption through clinical and educational initiatives, as well as through product enhancements. We’re encouraged by our fiscal second-quarter and first-half performance, and will work to continue to advance our technology on both the peripheral and coronary fronts in the second half of fiscal 2014.”

Conference Call Today at 3:45 p.m. CT (4:45 p.m. ET)

Cardiovascular Systems, Inc. will host a live conference call and webcast of its fiscal second-quarter results today, January 29, 2014, at 3:45 p.m. CT (4:45 p.m. ET). To access the call, dial (888) 713-4205 and enter access number 44608700. Please dial in at least 10 minutes prior to the call and wait for assistance, or dial “0” for the operator. To listen to the live webcast, go to the investor information section of the company’s website, www.csi360.com, and click on the webcast icon. A webcast replay will be available beginning at 7 p.m. CT the same day.

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Cardiovascular Systems, Inc.

January 29, 2014

For an audio replay of the conference call, dial (888) 286-8010 and enter access number 20335104. The audio replay will be available beginning at 7:45 p.m. CT on Wednesday, January 29, 2014, through 11 p.m. CT on Wednesday, February 5, 2014.

Use of Non-GAAP Financial Measures

To supplement CSI’s consolidated condensed financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), CSI uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the consolidated statements of operations. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI’s financial results prepared in accordance with GAAP.

About Peripheral Arterial Disease

As many as 12 million Americans, most over age 65, suffer from PAD, which is caused by the accumulation of plaque in peripheral arteries (commonly the pelvis or leg) reducing blood flow. Symptoms include leg pain when walking or at rest. Left untreated, PAD can lead to severe pain, immobility, non-healing wounds and eventually limb amputation. With risk factors such as diabetes and obesity on the rise, the prevalence of PAD is growing at double-digit rates.

Millions of patients with PAD may benefit from treatment with orbital atherectomy utilizing the Stealth 360° and Diamondback 360°, minimally invasive catheter systems developed and manufactured by CSI. These systems use a diamond-coated crown, attached to an orbiting shaft, which sands away plaque while preserving healthy vessel tissue — a critical factor in preventing reoccurrences. Balloon angioplasty and stents have significant shortcomings in treating hard, calcified lesions. Stents are prone to fractures and high recurrence rates, and treatment of hard, calcified lesions often leads to vessel damage and suboptimal results.

About Coronary Arterial Disease

Coronary Artery Disease (CAD) is a life-threatening condition and leading cause of death in men and women in the United States. CAD occurs when a fatty material called plaque builds up on the walls of arteries that supply blood to the heart. The plaque buildup causes the arteries to harden and narrow (atherosclerosis), reducing blood flow. The risk of CAD increases if a person has one or more of the following: high blood pressure, abnormal cholesterol levels, diabetes, or family history of early heart disease. According to the American Heart Association, 16.3 million people in the United States have been diagnosed with CAD, the most common form of heart disease. Heart disease claims more than 600,000 lives, or 1 in 4 Americans, in the United States each year. According to estimates, significant arterial calcium is present in nearly 40 percent of patients undergoing a percutaneous coronary intervention (PCI). Significant calcium contributes to poor outcomes and higher treatment costs in coronary interventions when traditional therapies are used, including a significantly higher occurrence of death and major adverse cardiac events (MACE).

About Cardiovascular Systems, Inc.

Cardiovascular Systems, Inc., based in St. Paul, Minn., is a medical device company focused on developing and commercializing innovative solutions for treating vascular and coronary disease. The company’s Orbital Atherectomy Systems treat calcified and fibrotic plaque in arterial vessels throughout the leg and heart in a few minutes of treatment time, and address many of the limitations associated with existing surgical, catheter and pharmacological treatment alternatives. The U.S. FDA granted 510(k) clearance for the use of the Diamondback Orbital Atherectomy System in August 2007. To date, over 135,000 of CSI’s devices have been sold to leading institutions across the United States. In October 2013, the company received FDA approval for the use of the Diamondback Orbital Atherectomy System in coronary arteries. For more information, visit the company’s website at www.csi360.com.

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Cardiovascular Systems, Inc.

January 29, 2014

Safe Harbor

Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this press release regarding (i) the coronary launch strategy and timeline; (ii) adoption and usage of CSI’s coronary technology by prominent hospitals and physicians; (iii) the $1.5 billion estimate of the market for a coronary application and its future growth potential; (iv) the use of proceeds from the November 2013 follow-up offering and the pursuit of expansion opportunities with such proceeds; (v) potential future growth of CSI on both the coronary and peripheral fronts; (vi) anticipated revenue, gross profit, operating expenses, interest and other expense, and net loss; and (vii) CSI’s fiscal 2014 focus, are forward-looking statements.

These statements involve risks and uncertainties which could cause results to differ materially from those projected, including but not limited to dependence on market growth; the reluctance of physicians and hospitals to accept new products; the effectiveness of the Stealth 360° and the Diamondback 360 Coronary OAS; actual clinical trial and study results; the impact of competitive products and pricing; the difficulty to successfully manage operating costs; fluctuations in quarterly results; FDA clearances and approvals; approval of products for reimbursement and the level of reimbursement; general economic conditions and other factors detailed from time to time in CSI’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. CSI encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, CSI’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances.

Product Disclosures

Peripheral Products

The Stealth 360°® PAD System, Diamondback 360® PAD System and Predator 360® PAD System are percutaneous orbital atherectomy systems indicated for use as therapy in patients with occlusive atherosclerotic disease in peripheral arteries and stenotic material from artificial arteriovenous dialysis fistulae. The systems are contraindicated for use in coronary arteries, bypass grafts, stents or where thrombus or dissections are present. Although the incidence of adverse events is rare, potential events that can occur with atherectomy include: pain, hypotension, CVA/TIA, death, dissection, perforation, distal embolization, thrombus formation, hematuria, abrupt or acute vessel closure, or arterial spasm.

Coronary Product

Indications: The Diamondback 360® Coronary Orbital Atherectomy System (OAS) is a percutaneous orbital atherectomy system indicated to facilitate stent delivery in patients with coronary artery disease (CAD) who are acceptable candidates for PTCA or stenting due to de novo, severely calcified coronary artery lesions.

Contraindications: The OAS is contraindicated when the ViperWire guide wire cannot pass across the coronary lesion or the target lesion is within a bypass graft or stent. The OAS is contraindicated when the patient is not an appropriate candidate for bypass surgery, angioplasty, or atherectomy therapy, or has angiographic evidence of thrombus, or has only one open vessel, or has angiographic evidence of significant dissection at the treatment site and for women who are pregnant or children.

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January 29, 2014

Warnings/Precautions: Performing treatment in excessively tortuous vessels or bifurcations may result in vessel damage; The OAS was only evaluated in severely calcified lesions, A temporary pacing lead may be necessary when treating lesions in the right coronary and circumflex arteries; On-site surgical back-up should be included as a clinical consideration; Use in patients with an ejection fraction (EF) of less than 25% has not been evaluated. See the instructions for use before performing Diamondback 360 Coronary OAS procedures for detailed information regarding the procedure, indications, contraindications, warnings, precautions, and potential adverse events. For further information call CSI at 1-877-274-0901 and/or consult CSI’s website at www.csi360.com.

Caution: Federal law (USA) restricts this device to sale by or on the order of a physician.

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Cardiovascular Systems, Inc.

January 29, 2014

Cardiovascular Systems, Inc.

Consolidated Statements of Operations

(Dollars in Thousands, except per share and share amounts)

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2013	2012	2013	2012
Revenues	$32,337	$25,309	$62,103	$48,602
Cost of goods sold	7,313	5,958	14,177	11,212

Gross profit	25,024	19,351	47,926	37,390

Selling, general and administrative	27,468	20,418	52,839	40,441
Research and development	5,051	4,055	9,429	7,277

Total expenses	32,519	24,473	62,268	47,718

Loss from operations	(7,495)	(5,122)	(14,342)	(10,328)
Interest and other (expense) income	(1,163)	(645)	(1,608)	(649)

Net loss	$(8,658)	$(5,767)	$(15,950)	$(10,977)

Net loss per common share:
Basic and diluted	$(0.32)	$(0.28)	$(0.61)	$(0.53)

Weighted average common shares used in computation:
Basic and diluted	27,177,952	20,699,222	25,964,660	20,548,113

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Cardiovascular Systems, Inc.

January 29, 2014

Cardiovascular Systems, Inc.

Consolidated Balance Sheets

(Dollars in Thousands)

(unaudited)

	December 31,	June 30,
	2013	2013
ASSETS
Current assets
Cash and cash equivalents	$146,664	$67,897
Accounts receivable, net	15,918	14,730
Inventories	10,283	6,243
Prepaid expenses and other current assets	1,476	959

Total current assets	174,341	89,829

Property and equipment, net	3,088	2,999
Patents, net	3,505	3,219
Other assets	70	850

Total assets	$181,004	$96,897

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$5,050	$5,095
Accounts payable	8,511	7,230
Deferred grant incentive	151	156
Accrued expenses	11,092	9,932

Total current liabilities	24,804	22,413

Long-term liabilities
Long-term debt, net of current maturities	—	7,472
Other liabilities	123	180

Total long-term liabilities	123	7,652

Total liabilities	24,927	30,065

Commitments and contingencies
Total stockholders’ equity	156,077	66,832

Total liabilities and stockholders’ equity	$181,004	$96,897

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Cardiovascular Systems, Inc.

January 29, 2014

Cardiovascular Systems, Inc.

Supplemental Sales Information

(Dollars in Thousands)

(unaudited)

		Three months ended		Six months ended
		December 31,		December 31,
		2013	2012	2013	2012
Device revenue:	PAD	$28,054	$22,252	$54,260	$42,728
	CAD	388	—	388	—

	Total	28,442	22,252	54,648	42,728
Other product revenue:		3,895	3,057	7,455	5,874

Total revenue		$32,337	$25,309	$62,103	$48,602

Device units sold:	PAD	9,276	7,088	17,834	13,496
	CAD	103	—	103	—

	Total	9,379	7,088	17,937	13,496

New customers:	PAD	58	48	108	82
	CAD	11	—	11	—
	Combined	59	48	109	82

Reorder revenue %		96%	97%	96%	97%

Non-GAAP Financial Measures

To supplement CSI’s consolidated condensed financial statements prepared in accordance with GAAP, CSI uses a non-GAAP financial measure referred to as “Adjusted EBITDA” in this release.

Reconciliations of Adjusted EBITDA to the most comparable U.S. GAAP measure for the respective periods can be found in the table on the next page. In addition, an explanation of the manner in which CSI’s management uses Adjusted EBITDA to conduct and evaluate its business, the economic substance behind management’s decision to use Adjusted EBITDA, the substantive reasons why management believes that Adjusted EBITDA provides useful information to investors, the material limitations associated with the use of Adjusted EBITDA and the manner in which management compensates for those limitations is included following the reconciliation table.

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Cardiovascular Systems, Inc.

January 29, 2014

Cardiovascular Systems, Inc.

Adjusted EBITDA

(Dollars in Thousands)

(unaudited)

	Actual
	Three Months Ended December 31,		Six Months Ended December 31,
	2013	2012	2013	2012
Loss from operations	$(7,495)	$(5,122)	$(14,342)	$(10,328)
Add: Stock-based compensation	2,555	1,685	4,855	3,440
Add: Depreciation and amortization	313	226	629	447

Adjusted EBITDA	$(4,627)	$(3,211)	$(8,858)	$(6,441)

Use and Economic Substance of Non-GAAP Financial Measures Used by CSI and Usefulness of Such Non-GAAP Financial Measures to Investors

CSI uses Adjusted EBITDA as a supplemental measure of performance and believes this measure facilitates operating performance comparisons from period to period and company to company by factoring out potential differences caused by depreciation and amortization expense and non-cash charges such as stock based compensation. CSI’s management uses Adjusted EBITDA to analyze the underlying trends in CSI’s business, assess the performance of CSI’s core operations, establish operational goals and forecasts that are used to allocate resources and evaluate CSI’s performance period over period and in relation to its competitors’ operating results. Additionally, CSI’s management is evaluated on the basis of Adjusted EBITDA when determining achievement of their incentive compensation performance targets.

CSI believes that presenting Adjusted EBITDA provides investors greater transparency to the information used by CSI’s management for its financial and operational decision-making and allows investors to see CSI’s results “through the eyes” of management. CSI also believes that providing this information better enables CSI’s investors to understand CSI’s operating performance and evaluate the methodology used by CSI’s management to evaluate and measure such performance.

The following is an explanation of each of the items that management excluded from Adjusted EBITDA and the reasons for excluding each of these individual items:

— Stock-based compensation. CSI excludes stock-based compensation expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement. CSI’s management also believes that excluding this item from CSI’s non-GAAP results is useful to investors to understand the application of stock-based compensation guidance and its impact on CSI’s operational performance, liquidity and its ability to make additional investments in the company, and it allows for greater transparency to certain line items in CSI’s financial statements.

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Cardiovascular Systems, Inc.

January 29, 2014

— Depreciation and amortization expense. CSI excludes depreciation and amortization expense from its non-GAAP financial measures primarily because such expenses, while constituting ongoing and recurring expenses, are not expenses that require cash settlement and are not used by CSI’s management to assess the core profitability of CSI’s business operations. CSI’s management also believes that excluding these items from CSI’s non-GAAP results is useful to investors to understand CSI’s operational performance, liquidity and its ability to make additional investments in the company.

Material Limitations Associated with the Use of Non-GAAP Financial Measures and Manner in which CSI Compensates for these Limitations

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI’s financial results prepared in accordance with GAAP. Some of the limitations associated with CSI’s use of these non-GAAP financial measures are:

— Items such as stock-based compensation do not directly affect CSI’s cash flow position; however, such items reflect economic costs to CSI and are not reflected in CSI’s “Adjusted EBITDA” and therefore these non-GAAP measures do not reflect the full economic effect of these items.— Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than CSI, limiting the usefulness of those measures for comparative purposes.

— CSI’s management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures CSI uses.

CSI compensates for these limitations by relying primarily upon its GAAP results and using non-GAAP financial measures only supplementally. CSI provides full disclosure of each non-GAAP financial measure CSI uses and detailed reconciliations of each non-GAAP measure to its most directly comparable GAAP measure. CSI encourages investors to review these reconciliations. CSI qualifies its use of non-GAAP financial measures with cautionary statements as set forth above.

Contacts:

Cardiovascular Systems, Inc. Investor Relations (651) 259-2800 investorrelations@csi360.com	PadillaCRT Marian Briggs (612) 455-1742 marian.briggs@padillacrt.com Matt Sullivan (612) 455-1709 matt.sullivan@padillacrt.com

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